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                          SUPPLEMENTAL TRUST INDENTURE

                   DATED AS OF THE 10TH DAY OF NOVEMBER, 2006

                                    BETWEEN

                           ALGONQUIN POWER INCOME FUND

                                       and

                           CIBC MELLON TRUST COMPANY

                 PROVIDING FOR THE ISSUE OF SERIES 2 DEBENTURES

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          THIS SUPPLEMENTAL TRUST INDENTURE made as of the 10th day of November,
2006.

BETWEEN:

          ALGONQUIN POWER INCOME FUND, a trust established under the laws of the
          Province of Ontario

          (hereinafter called the "TRUST")

          AND

          CIBC MELLON TRUST COMPANY, a trust company authorized to carry on business in all Provinces of Canada

          (hereinafter called the "TRUSTEE")

WITNESSETH THAT:

          WHEREAS the parties entered into an indenture (the "Indenture") dated as of July 20, 2004;

          AND WHEREAS the Trust proposes to issue Additional Debentures pursuant to the Indenture as herein provided;

          AND WHEREAS the Trust, under the laws relating thereto, is duly authorized to create and issue the Additional Debentures to be issued as herein provided;

          AND WHEREAS, when certified by the Trustee and issued as provided in this Supplemental Indenture, all necessary steps in relation to the Trust have been duly enacted, passed and/or confirmed and other proceedings taken and conditions complied with to make the creation and issue of the Additional
Debentures proposed to be issued hereunder legal, valid and binding on the Trust in accordance with the laws relating to the Trust;

          AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Trust and not by the Trustee:

          NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

1. Terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

2. The Indenture shall be amended as follows:

     (a)  The definition of "90% Redemption Right" shall be amended by adding the following phrase to the end of such definition:

          "and Section 2.16(i)(iv)".

                                       -2-

     (b)  The definition of "Conversion Price" shall be amended by adding the following phrase to the end of such definition:

          "and in the case of the Series 2 Debentures as defined in Section
          2.16(e)".

     (c)  the definition of "Initial Debentures" shall be amended by adding the following phrase after the words "Initial Debentures":

          "or "SERIES 1 DEBENTURES""

     (d)  The following definition shall be added after the definition of
          "Serial Meeting":

          ""SERIES 2 DEBENTURES" means the Debentures designated as "6.20%
          Convertible Unsecured Subordinated Debentures" and defined in Section
          2.16;".

     (e)  The definition of "Maturity Notice" shall be amended by adding the following phrase to the end of such definition:

          "or Section 2.16(f), as applicable".

     (f)  The definitions of "Put Date", "Put Price" and "Put Right" shall be amended by adding the following phrase to the end of each of such definitions:

          "and Section 2.16(i)(i)".

     (g)  The definition of "Redemption Price" shall be amended to delete the phrase, "excluding interest," from the first line thereof and by adding the following phrase to the end of such definition:

          "and, in the case of the Series 2 Debentures, as provided for in
          Section 2.16(c)".

     (h)  In Section 1.14, the following schedules shall be added to the end of such section:

          "Schedule "G" - Form of Series 2 Debenture

          Schedule "H" - Form of Redemption Notice for Series 2 Debentures

          Schedule "I" - Form of Maturity Notice for Series 2 Debentures

          Schedule "J" - Form of Notice of Conversion for Series 2 Debentures

          Schedule "K" - Form of Put Exercise Notice for SERIES 2 DEBENTURES".

     (i)  The following shall be added as new Section 2.16:

          "2.16 FORM AND TERMS OF SERIES 2 DEBENTURES

               (a)  The second series of Debentures (the "SERIES 2 DEBENTURES")
                    authorized for issue is limited to an aggregate principal
                    amount of

                                       -3-

                    $60,000,000 and shall be designated as "6.20% Convertible
                    Unsecured Subordinated Debentures". However, subject to the provisions set out herein, additional Debentures may be
                    issued pursuant to the Indenture after the date hereof.

               (b)  The Series 2 Debentures shall be dated as of November 22,
                    2006, shall mature on November 30, 2016 and shall bear
                    interest from the date of issue at the rate of 6.20% per
                    annum, payable in equal semi-annual payments in arrears on
                    May 31 and November 30 in each year with respect to the six month period from and including November 30 to but excluding
                    May 31 and the six month period from and including May 31 to but excluding November 30, respectively, except the first
                    such payment to fall due on May 31, 2007 in the amount of
                    $32.2740 per $1,000 principal amount of Series 2 Debentures with respect to the period from and including November 22,
                    2006 to but excluding May 31, 2007, payable after as well as before maturity and after as well as before default, with
                    interest on amounts in default at the same rate, compounded semi-annually.

               (c)  The Series 2 Debentures will be redeemable in accordance with the terms of Article 4, provided that the Series 2
                    Debentures will not be redeemable before November 30, 2010, except in the event of the satisfaction of certain
                    conditions after a Change of Control has occurred as
                    outlined herein. On or after November 30, 2010, and prior to
                    November 30, 2012, the Series 2 Debentures may be redeemed in whole at any time or in part from time to time at the
                    option of the Trust on notice as provided for in Section 4.3 provided that the Current Market Price immediately preceding the date on which such notice of redemption is given is at least 125% of the Conversion Price and the Trust shall have provided to the Trustee an Officer's Certificate confirming such Current Market Price. The Redemption Price for the
                    Series 2 Debentures will be a price equal to their principal amount plus accrued and unpaid interest. On or after
                    November 30, 2012 and prior to the Maturity Date, the Series
                    2 Debentures may be redeemed at the option of the Trust in whole or in part from time to time on notice as provided for in Section 4.3 hereof at the Redemption Price, irrespective of the Current Market Price. The Redemption Notice for the
                    Series 2 Debentures shall be in the form of Schedule H.

               (d)  The Series 2 Debentures will be subordinated to the Senior
                    Indebtedness of the Trust in accordance with the provisions of Article 5; provided however, that nothing contained in
                    this Indenture shall in any way or manner restrict the Trust from incurring, directly or indirectly, any additional
                    indebtedness.

                                       -4-

               (e)  Upon and subject to the provisions and conditions of Article
                    6, the Debentureholder of each Series 2 Debenture shall have the right at such Debentureholder's option, at any time
                    prior to 5 p.m. Toronto Time on the earlier of the Business
                    Day immediately preceding the Maturity Date and the last
                    Business Day immediately preceding the date specified by the
                    Trust for redemption of the Series 2 Debentures by notice to the Debentureholders of Series 2 Debentures in accordance
                    with Sections 2.16(c) and 4.3 (the earlier of which will be the "Time of Expiry" for the purposes of Article 6 in
                    respect of the Series 2 Debentures), to convert the whole
                    or, in the case of a Debenture of a denomination in excess of $1,000, any part which is $1,000 or an integral multiple thereof, of the principal amount of such Debenture into
                    Trust Units at the Conversion Price in effect on the Date of
                    Conversion (as defined in Section 6.4(b)).

                    The Conversion Price in effect on the date hereof for each
                    Trust Unit to be issued upon the conversion of Series 2
                    Debentures shall be equal to $11.00 such that approximately
                    90.9091 Trust Units shall be issued for each $1,000
                    principal amount of Series 2 Debentures so converted. No
                    adjustment will be made for distributions on Trust Units
                    issuable upon conversion. Debentureholders converting their
                    Series 2 Debentures following a Redemption Notice shall be entitled to receive, in addition to the applicable number of
                    Trust Units, accrued and unpaid interest (net of withholding tax) in respect thereof for the period up to but excluding the Date of Conversion from the latest Interest Payment
                    Date. The Conversion Price applicable to and the Trust
                    Units, securities or other property receivable on the
                    conversion of the Series 2 Debentures is subject to
                    adjustment pursuant to the provisions of Section 6.5.

               (f)  On redemption or on maturity of the Series 2 Debentures, the
                    Trust may, at its option and subject to the provisions of
                    Section 4.6 and Section 4.10 as applicable, and subject to regulatory approval, elect to satisfy its obligation to pay all or a portion of the aggregate the principal amount of
                    the Series 2 Debentures by issuing and delivering to the
                    Debentureholders of Series 2 Debentures Freely Tradeable
                    Trust Units, If the Trust elects to exercise such option, it shall deliver a Redemption Notice (as defined in Section
                    4.3) or a maturity notice (the "MATURITY NOTICE") to the
                    Debentureholders of the Series 2 Debentures in the form of
                    Schedule H or Schedule I, as applicable.

               (g)  The Series 2 Debentures shall be issued as Fully Registered
                    Debentures in denominations of $1,000 and integral multiples of

                                       -5-

                    $1,000 and the Trustee is hereby appointed as registrar and transfer agent for the Series 2 Debentures. Each Series 2
                    Debenture and the certificate of the Trustee endorsed
                    thereon shall be issued in substantially the form set out in
                    Schedule G, with such insertions, omissions, substitutions or other variations as shall be required or permitted by
                    this Indenture and may have imprinted or otherwise
                    reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or
                    regulations of any securities exchange or securities
                    regulatory authority or to conform with general usage, all as may be determined by the Board of Directors on behalf of the Trust executing such Series 2 Debenture in accordance
                    with Section 2.7 hereof, as conclusively evidenced by their execution of a Series 2 Debenture. Each Series 2 Debenture shall additionally bear such distinguishing letters and
                    numbers as the Trustee shall approve. Notwithstanding the
                    foregoing, a Series 2 Debenture may be in such other form or forms as may, from time to time, be approved by a resolution of the Board of Directors on behalf of the Trust or as
                    specified in an Officer's Certificate. The Series 2
                    Debentures may be engraved, lithographed, printed,
                    mimeographed or typewritten or partly in one form and partly in another.

                    The Series 2 Debentures shall be issued as Global Debentures and the Depository for the Series 2 Debentures shall be The
                    Canadian Depository for Securities Limited. The Global
                    Debentures shall be registered in the name of The Canadian
                    Depository for Securities Limited (or any nominee of the
                    Depository). No Beneficial Holder will receive definitive
                    certificates representing their interest in Debentures
                    except as provided in Section 3.2. A Global Debenture may be exchanged for Debentures in registered form that are not
                    Global Debentures, or transferred to and registered in the name of a Person other than the Depository for such Global
                    Debentures or a nominee thereof as provided in Section 3.2.

               (h)  Upon and subject to the provisions and conditions of Article
                    11, the Trust may elect, from time to time, to satisfy its
                    Interest Obligation on the Series 2 Debentures on any
                    Interest Payment Date by delivering Trust Units to the agent appointed for such purpose on behalf of the Trust.

               (i)  Within 30 days following the occurrence of a Change of
                    Control, and subject to the provisions and conditions of
                    this Section 2.16(i), the Trust shall be obligated to offer
                    Debentureholders the right to require the Trust to purchase their Series 2 Debentures, in

                                       -6-

                    accordance with the terms and conditions of such right set forth below:

                    (i)    Within 30 days following the occurrence of a Change
                           of Control, each Debentureholder of Series 2
                           Debentures shall have the right (the "PUT RIGHT") to
                           require the Trust to purchase, on the date which is
                           30 days following the date upon which the Trustee
                           delivers a Change of Control Notice (as defined
                           below) to the Debentureholders of Series 2 Debentures
                           (the "PUT DATE"), all or any part of such
                           Debentureholder's Series 2 Debentures in accordance
                           with the requirements of Applicable Securities
                           Legislation at a price equal to 101% of the principal
                           amount thereof (the "PUT PRICE") plus accrued and
                           unpaid interest on such Series 2 Debentures up to,
                           but excluding, the Put Date (collectively, the "TOTAL
                           PUT PRICE").

                    (ii)   The Trust will, as soon as practicable, and in any
                           event no later than 2 days after the occurrence of a
                           Change of Control, give written notice to the Trustee
                           of the Change of Control. Such written notice of the
                           Trust shall state whether the Put Price will be
                           payable in cash or satisfied, in whole or in part, by
                           the issuance of Trust Units, as contemplated in
                           Subsection 2.16(i)(xiii). The Trustee will, as soon
                           as practicable thereafter, and in any event no later
                           than 2 days after receiving notice from the Trust of
                           the Change of Control, provide written notice to the
                           Debentureholders of Series 2 Debentures of the Change
                           of Control (the "CHANGE OF CONTROL NOTICE"). The
                           Change of Control Notice shall include a description
                           of the Change of Control, details of the
                           Debentureholders' Put Right under the terms of the
                           Indenture, details regarding whether the Put Price is
                           to be paid in cash or, in whole or in part, in Trust
                           Units, a statement that each Debentureholder will be
                           entitled to withdraw his election to require the
                           Trust to purchase if the Trustee receives, no later
                           than the close of business on the third Business Day
                           immediately preceding the Put Date, a facsimile
                           transmission or letter setting forth the name of such
                           Debentureholder, the principal amount of the Series 2
                           Debentures delivered for purchase and a statement
                           that such Debentureholder is withdrawing his election
                           to have the Series 2 Debentures purchased and a
                           description of the rights of the Trust to redeem
                           untendered Series 2 Debentures in accordance with
                           Section 2.16(i)(iv) hereof.

                                       -7-

                    (iii)  To exercise the Put Right, the Debentureholder must deliver to the Trustee, not less than 5 Business Days
                           prior to the Put Date, written notice of the
                           Debentureholder's exercise of such right in the form
                           attached as Schedule K together with (a) the Series 2
                           Debentures with respect to which the right is being
                           exercised, duly endorsed for transfer, or (b) if the
                           Series 2 Debentures have been issued as Global
                           Debentures, a duly endorsed form of transfer.

                    (iv)   If 90% or more in aggregate principal amount of
                           Series 2 Debentures outstanding on the date the Trust
                           provides notice of a Change of Control to the Trustee
                           have been tendered for purchase pursuant to the Put
                           Right on the Put Date, the Trust has the right upon
                           written notice provided to the Trustee prior to the
                           Put Date, to redeem all the remaining outstanding
                           Series 2 Debentures on the Put Date at the Total Put
                           Price (the "90% REDEMPTION RIGHT").

                    (v)    Upon receipt of notice that the Trust shall exercise
                           the 90% Redemption Right and acquire the remaining
                           Series 2 Debentures, the Trustee shall promptly
                           provide written notice to all Debentureholders that
                           did not previously exercise the Put Right that:

                           (A)  The Trust has exercised the 90% Redemption Right
                                and will purchase all outstanding Series 2
                                Debentures on the Put Date at the Total Put
                                Price, including a calculation of such
                                Debentureholder's Total Put Price;

                           (B)  They must transfer their Series 2 Debentures to
                                the Trustee on the same terms as those
                                Debentureholders that exercised the Put Right
                                and must send their respective Series 2
                                Debentures, duly endorsed for transfer, or their
                                duly endorsed form of transfer, as applicable,
                                to the Trustee within 10 days after sending of
                                such notice; and

                           (C)  The rights of such Debentureholder under the
                                terms of the Series 2 Debentures cease as of the
                                Put Date provided the Trust has paid the Total
                                Put Price to, or to the order of, the Trustee
                                and thereafter the Series 2 Debentures shall not
                                be considered to be outstanding and the
                                Debentureholder shall not have any right except
                                to receive the Total Put Price upon surrender
                                and delivery of such Debentureholder's

                                       -8-

                                Series 2 Debentures in accordance with the
                                Indenture.

                    (vi)   Subject to Section 2.16(i)(xiii), the Trust shall, on
                           or before 11:00 a.m., Toronto time on the Business
                           Day immediately prior to the Put Date, deposit with
                           the Trustee or any paying agent to the order of the
                           Trustee, such sums of money, as may be sufficient to
                           pay the Total Put Price of the Series 2 Debentures to
                           be purchased or redeemed by the Trust on the Put
                           Date, provided the Trust may elect to satisfy this
                           requirement by providing the Trustee with a certified
                           cheque for such amounts required under this Section
                           2.16(i)(vi) post-dated to the Put Date or the Trust
                           may satisfy this requirement by an electronic funds
                           transfer of such sums of money on the Put Date. To
                           the extent requested by the Trustee, the Trust shall
                           also deposit with the Trustee a sum of money
                           sufficient to pay any charges or expenses which may
                           be incurred by the Trustee in connection with such
                           purchase and/or redemption, as the case may be. Every
                           such deposit shall be irrevocable. From the sums so
                           deposited, the Trustee shall pay or cause to be paid
                           to the Debentureholders of such Series 2 Debentures,
                           the Total Put Price, and interest, if any, to which
                           they are entitled on the Trust's purchase or
                           redemption.

                    (vii)  In the event that one or more of such Series 2
                           Debentures being purchased in accordance with this
                           Section 2.16(i) becomes subject to purchase in part
                           only, upon surrender of such Series 2 Debentures for
                           payment of the Total Put Price, the Trust shall
                           execute and the Trustee shall certify and deliver
                           without charge to the Debentureholder thereof or upon
                           the Debentureholder's order, one or more new Series 2
                           Debentures for the portion of the principal amount of
                           the Series 2 Debentures not purchased.

                    (viii) Series 2 Debentures for which Debentureholders have exercised the Put Right and Series 2 Debentures which
                           the Trust has elected to redeem in accordance with
                           this Section 2.16(i) shall become due and payable at
                           the Total Put Price on the Put Date, in the same
                           manner and with the same effect as if it were the
                           date of maturity specified in such Series 2
                           Debentures, anything therein or herein to the
                           contrary notwithstanding, and from and after such Put
                           Date, if the money necessary to purchase or redeem
                           the Series 2 Debentures shall have been deposited as
                           provided in this Section 2.16(1) and affidavits or
                           other proofs satisfactory to

                                       -9-

                           the Trustee as to the publication and/or mailing of
                           such notices shall have been lodged with it, interest
                           on the Series 2 Debentures shall cease. If any
                           question shall arise as to whether any notice has
                           been given as above provided and such deposit made,
                           such question shall be decided by the Trustee whose
                           decision shall be final and binding upon all parties
                           in interest.

                    (ix)   In case the Debentureholder of any Series 2 Debenture
                           to be purchased or redeemed in accordance with this
                           Section 2.16(i) shall fall on or before the Put Date
                           so to surrender such Debentureholder's Series 2
                           Debenture or duly endorsed form of transfer or shall
                           not within such time accept payment of the moneys
                           payable, or give such receipt therefor, if any, as
                           the Trustee may require, such moneys may be set aside
                           in trust without interest, either in the deposit
                           department of the Trustee or in a chartered bank, and
                           such setting aside shall for all purposes be deemed a
                           payment to the Debentureholder of the sum so set
                           aside and, to that extent, the Series 2 Debenture
                           shall thereafter not be considered as outstanding
                           hereunder and the Debentureholder shall have no other
                           right except to receive payment of the moneys so paid
                           and deposited, upon surrender and delivery up of such
                           Debentureholder's Series 2 Debenture, of the Total
                           Put Price. In the event that any money required to be
                           deposited hereunder with the Trustee or any
                           depositary or paying agent on account of principal,
                           premium, if any, or interest, if any, on Series 2
                           Debentures issued hereunder shall remain so deposited
                           for a period of ten years from the Put Date, then
                           such moneys, together with any accumulated interest
                           thereon, shall at the end of such period be paid over
                           or delivered over by the Trustee or such depositary
                           or paying agent to the Trust and the Trustee shall
                           not be responsible to Debentureholders for any
                           amounts owing to them.

                    (x)    Subject to the provisions above related to Series 2
                           Debentures purchased in part, all Series 2 Debentures
                           redeemed and paid under this Section 2.16(i) shall
                           forthwith be delivered to the Trustee and cancelled
                           and no Series 2 Debentures shall be issued in
                           substitution therefor.

                    (xi)   The Trust will publicly announce the results of the
                           purchases made pursuant to this Section 2.16(i) as
                           soon as practicable after the Put Date.

                                      -10-

                    (xii)  The Trust will comply with all Applicable Securities
                           Legislation in the event that the Trust is required
                           to repurchase Series 2 Debentures pursuant to this
                           Section 2.16(i).

                    (xiii) Notwithstanding any other provision of this
                           Indenture, the Trust shall be entitled at its option,
                           subject to regulatory approval, to deposit with the
                           Debenture Trustee or any paying agent to the order of
                           the Debenture Trustee, in lieu of all or any portion
                           of the cash which would otherwise be required to be
                           deposited with the Debenture Trustee hereunder in
                           payment of the Put Price, Freely Tradeable Trust
                           Units for purposes of making payment of all or any
                           portion of the Put Price. If the Trust elects to pay
                           the Put Price in Freely Tradeable Trust Units, the
                           number of such Freely Tradeable Trust Units will be
                           determined by dividing the Put Price by 95% of the
                           Current Market Price in effect on the Put Date, and
                           then multiplying the quotient by the fraction of the
                           Put Price to be satisfied by Freely Tradeable Trust
                           Units. No fractional Trust Units shall be issued as
                           payment of the Put Price but in lieu thereof the
                           Trust shall satisfy fractional interests by a cash
                           payment equal to the relevant fraction of the
                           fractional interest in a Trust Unit multiplied by the
                           Current Market Price of the Trust Units in effect on
                           the Put Date. In all other respects, in paying the
                           Put Price the Trust shall be subject to the
                           requirements of Section 2.16(i)(vi) and the Debenture
                           Trustee shall, in making payment to holders of such
                           Series 2 Debentures pursuant to Section 2.16(i)(vi)
                           of the Put Price, make payment using such Freely
                           Tradeable Trust Units. Solely for purposes of this
                           Section 2.16(i)(xiii), the term "Current Market
                           Price" as set forth in Section 1.1 shall be modified
                           to provide that in the event the Trust Units are not
                           at the relevant time listed on any stock exchange or
                           traded on the over-the-counter market, the Current
                           Market Price shall be the fair market value of the
                           Trust Units as determined by the Trust or the
                           Manager, on behalf of the Trust, acting reasonably.
                           In the event the Trust exercises its right pursuant
                           to this Section 2.16(i)(xiii) to deliver Freely
                           Tradeable Trust Units, the provisions of paragraphs
                           (c) to (l) inclusive of Section 4.10 shall apply,
                           mutatis mutandis.

               (j)  The Trustee shall be provided with the documents and
                    instruments referred to in Sections 2.5(b), (c) and (d) with respect to the Series 2 Debentures prior to the issuance of the Series 2 Debentures."

                                      -11-

               (i)  the schedules attached hereto shall be added as additional schedules to the Indenture.

3. Except as expressly amended hereby, the Indenture shall remain in full force and effect, unamended.

          IN WITNESS whereof the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

                                        ALGONQUIN POWER INCOME FUND,
                                        BY ITS MANAGER, ALGONQUIN
                                        POWER MANAGEMENT INC.

                                        By: (signed) "David Kerr"
                                            ------------------------------------
                                            Name: David Kerr
                                            Title: Authorized Signing Authority

                                        CIBC MELLON TRUST COMPANY

                                        By: (signed) "Lennox August"
                                            ------------------------------------
                                            Name: Lennox August
                                            Title: Associate Manager

                                        By: (signed) "Eugenia Petryla"
                                            ------------------------------------
                                            Name: Eugenia Petryla
                                            Title: Account Manager

                                   SCHEDULE "G"

                         TO THE TRUST INDENTURE BETWEEN

                           ALGONQUIN POWER INCOME FUND

                                       AND

                            CIBC MELLON TRUST COMPANY

                                FORM OF DEBENTURE

                                   SCHEDULE "G"

                           FORM OF SERIES 2 DEBENTURE

                           ALGONQUIN POWER INCOME FUND
                    (A TRUST GOVERNED BY THE LAWS OF ONTARIO)

               6.20% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES
                              DUE NOVEMBER 30, 2016

No._______________                                             CUSIP 015910 AB 8

     ALGONQUIN POWER INCOME FUND (the "Trust") for value received hereby acknowledges itself indebted and, subject to the provisions of the Trust
Indenture dated July 20, 2004 as amended pursuant to a supplemental trust indenture dated as of November 10, 2006 (collectively, the "Indenture") between the Trust and CIBC Mellon Trust Company (the "Trustee"), promises to pay to the registered Debentureholder hereof on November 30, 2016 (the "Maturity Date") or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture the principal sum of ______________________
___________________________________________________DOLLARS in lawful money of
Canada on presentation and surrender of this Series 2 Debenture at the main branch of the Trustee in Toronto, Ontario, in accordance with the terms of the
Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, at the rate of 6.20% per annum, in like money in arrears in equal semi-annual instalments (less any tax required by law to be deducted) on
May 31 and November 30 in each year, except for the first such payment to fall due on May 31, 2007, which shall be in the amount of $32.2740 per $1,000 principal amount of Debentures and, should the Trust at any time make default in the payment of any principal or Interest, to pay interest on the amount in default at the same rate, in like money and on the same dates.

     Interest hereon shall be payable by cheque or by electronic transfer of funds transferred to the registered Debentureholder hereof and, subject to the provisions of the Indenture, the mailing of such cheque or electronic transfer of funds, as the case may be, shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Debenture.

     This Debenture is one of the Debentures of the Trust issued or issuable in one or more series under the provisions of the Indenture (individually a "Series
2 Debenture" and collectively the "Series 2 Debentures"). However, subject to the terms of the Indenture, additional debentures may be issued pursuant to the
Indenture after the date hereof. The Series 2 Debentures are limited to an aggregate principal amount of $60,000,000 in lawful money of Canada. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Series 2 Debentures are or are to be issued and held and the rights and remedies of the Debentureholders of the Series 2 Debentures and of the Trust and of the Trustee, all to the same

                                       -2-

effect as if the provisions of the Indenture were herein set forth to all of which provisions the Debentureholder of this Series 2 Debenture by acceptance hereof assents.

     The Series 2 Debentures are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the
Indenture, Series 2 Debentures of any denomination may be exchanged for an equal aggregate principal amount of Series 2 Debentures in any other authorized denomination or denominations.

     The whole, or if this Series 2 Debenture is in a denomination in excess of
$1,000 any part of which is $1,000 or an integral multiple thereof, of the principal of this Series 2 Debenture is convertible, at the option of the
Debentureholder hereof, upon surrender of this Series 2 Debenture at the principal office of the Trustee in the Cities of Calgary, Alberta, Montreal,
Quebec and Toronto, Ontario, at any time prior to the close of business on the last Business Day immediately preceding the Maturity Date or, if this Series 2
Debenture is called for redemption on or prior to such date, then at any time, but not after the close of business on the last Business Day immediately preceding the date specified for redemption of this Series 2 Debenture, into
Trust Units of the Trust (without adjustment for dividends or distributions on
Trust Units issuable upon conversion) at a conversion price of $11.00 (the
"Conversion Price") per Trust Unit, being a rate of 90.9091 Trust Units for each
$1,000 principal amount of Series 2 Debentures, all subject to the terms and conditions and in the manner set forth in the Indenture. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Trust Units will be issued on any conversion but in lieu thereof, the Trust will satisfy such fractional interest by a cash payment equal to the market price of such fractional interest as determined in accordance with the Indenture.

     The Series 2 Debenture may be redeemed at the option of the Trust on the terms and conditions set out in the Indenture at the redemption price therein set out. This Series 2 Debenture is not redeemable before November 30, 2010, except in the event of the satisfaction of certain conditions after a Change of
Control has occurred. On or after November 30, 2010, and prior to November 30,
2012, this Series 2 Debenture is redeemable at the option of the Trust in whole or in part at a price equal to the principal amount of the Series 2 Debentures plus accrued and unpaid interest (the "Redemption Price") provided that the
Trust files with the Trustee on the date that notice of redemption of this
Series 2 Debenture is first provided, an Officer's Certificate of the Trust certifying that the weighted average trading price of the Trust Units on the TSX
(or elsewhere in accordance with the Indenture) for 20 consecutive trading days, ending on the fifth trading day preceding the date notice is given (the "Current
Market Price"), is at least 125% of the Conversion Price then in effect and otherwise on the terms and conditions described in the Indenture. In addition thereto, at the time of redemption, the Trust shall pay to the holder any accrued and unpaid interest. On or after November 30, 2012 and prior to the
Maturity Date, this Series 2 Debenture may be redeemed at the option of the
Trust in whole or in part from time to time on notice, at the Redemption Price irrespective of the Current Market Price and otherwise on the terms and conditions described in the Indenture.

     Upon the occurrence of a Change of Control of the Trust involving the acquisition of voting control or direction over 66 2/3% or more of the Trust
Units of the Trust, each Debentureholder of Series 2 Debentures may require the
Trust to purchase on the date that is 30 days following the giving of notice of the Change of Control (the "Put Date") the whole or any

                                       -3-

part of such Debentureholder's Series 2 Debentures at a price equal to 101% of the principal amount of such Series 2 Debentures plus accrued and unpaid interest, if any, up to, but excluding, the date the Series 2 Debentures are so repurchased. The Trust, at its option, may elect to satisfy the principal portion of such purchase price either by payment in cash or by the issuance of
Trust Units to the Trust. If 90% or more of the principal amount of all Series 2
Debentures outstanding on the date the Trust provides notice of a Change of
Control to the Trustee have been tendered for purchase on the Put Date, the
Trust has the right to purchase all the remaining outstanding Series 2
Debentures on the same date and at the same price, together with accrued and unpaid interest to such date.

     If a takeover bid for Series 2 Debentures, within the meaning of the
Securities Act (Ontario) is made and 90% or more of the principal amount of all the Series 2 Debentures (other than Series 2 Debentures held at the date of the takeover bid by or on behalf of the Offeror, Associates or Affiliates of the
Offeror or anyone acting jointly or in concert with the Offeror) are taken up and paid for by the Offeror, the Offeror will be entitled to acquire the Series
2 Debentures of those Debentureholders who did not accept the offer on the same terms as the Offeror acquired the first 90% of the principal amount of the
Series 2 Debentures.

     The Trust may, on notice as provided in the Indenture, at its option and
(subject to any applicable regulatory approval), elect to satisfy the obligation to repay all or any portion of the principal amount of this Series 2 Debenture on the Maturity Date or on redemption by the issue of that number of Freely
Tradable Trust Units obtained by dividing that portion of the principal amount of this Series 2 Debenture that the Trust elects to satisfy by the issue of
Freely Tradable Trust Units by 95% of the Current Market Price on the Maturity
Date or the date fixed for redemption, as the case may be.

     The indebtedness evidenced by this Series 2 Debenture, and by all other
Series 2 Debentures now or hereafter certified and delivered under the
Indenture, is a direct unsecured obligation of the Trust, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Indebtedness, including any indebtedness to trade creditors, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

     The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

     The Indenture contains provisions making binding upon all Debentureholders of Debentures outstanding thereunder (or in certain circumstances, specific series of Debentures) resolutions passed at meetings of such Debentureholders held in accordance with such provisions and instruments signed by the
Debentureholders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Series 2 Debenture or the Indenture.

     The Indenture contains provisions disclaiming any personal liability on the part of holders of Trust Units, the trustees, officers or agents of the Trust or officers or directors of the Manager in respect of any obligation or claim arising out of the Indenture or this Series 2 Debenture and limiting recourse against the Trust to the property of the Trust.

                                       -4-

     This Series 2 Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Trustee in Montreal, Quebec, Toronto, Ontario or
Calgary, Alberta and in such other place or places and/or by such other registrars (if any) as the Trust with the approval of the Trustee may designate.
No transfer of this Series 2 Debenture shall be valid unless made on the register by the registered Debentureholder hereof or the Debentureholder's executors or administrators or other legal representatives, or the
Debentureholder's attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe and upon surrender of this Series 2 Debenture for cancellation. Thereupon a new
Series 2 Debenture or Series 2 Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

     This Series 2 Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

     Capitalized words or expressions used in this Series 2 Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the
Indenture. TO THE EXTENT THAT THE TERMS AND CONDITIONS STATED IN THIS DEBENTURE
CONFLICT WITH THE TERMS AND CONDITIONS OF THE INDENTURE, THE LATTER SHALL
PREVAIL.

     IN WITNESS WHEREOF ALGONQUIN POWER INCOME FUND has caused this Debenture to be signed by its authorized signatory as of the __ day of ____________, 2006.

ALGONQUIN POWER INCOME FUND,
BY ITS MANAGER, ALGONQUIN POWER MANAGEMENT INC.

-------------------------------------

                              TRUSTEE'S CERTIFICATE

     This Series 2 Debenture is one of the 6.20% Convertible Unsecured
Debentures due November 30, 2016 referred to in the Indenture within mentioned.

CIBC Mellon Trust Company

By:
    ---------------------------------
      (Authorized Signing Officer)

                               REGISTRATION PANEL
            (No writing hereon except by Trustee or other registrar)

  Date of
Registration   In Whose Name Registered   Signature of Trustee or Registrar
------------   ------------------------   ---------------------------------

                                      GRID

                          ALGONQUIN POWER INCOME FUND

               6.20% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES
                              DUE NOVEMBER 30, 2016

Initial Principal Amount: $60,000,000

                                   ADJUSTMENTS
                      (FOR TRUSTEE NOTATION OF CONVERSIONS)

       Amount of
Date    Increase   Amount of Decrease   New Principal Amount   Trustee Notation
----   ---------   ------------------   --------------------   ----------------

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________, whose address and social insurance number, if applicable, are set forth below, this Series 2 Debenture (or
$____________ principal amount hereof) of ALGONQUIN POWER INCOME FUND standing in the name(s) of the undersigned in the register maintained by the Trust with respect to such Series 2 Debenture and does hereby irrevocably authorize and direct the Trustee to transfer such Series 2 Debenture in such register, with full power of substitution in the premises.

Date: __________________________________________________________________________
Address of Transferee: _________________________________________________________
________________________________________________________________________________
(Street Address, City, Province and Postal Code)
Social Insurance Number of Transferee, if applicable:
________________________________________________________________________________

If less than the full principal amount of the within Series 2 Debenture is to be transferred, indicate in the space provided the principal amount which must be
$1,000 or an integral multiple thereof to be transferred.

1.   The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Series 2 Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian Schedule 1 chartered bank or major Canadian trust company or by a member of a recognized Medallion Guarantee program.
     Notarized or witnessed signatures are not acceptable as guaranteed signatures.

2.   The registered Debentureholder of this Series 2 Debenture is responsible
     For the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Series 2 Debenture.

----------------------------------------------
Signature of Registered Debentureholder

----------------------------------------------
Signature of Guarantor

----------------------------------------------
Name of Institution

                                CONVERSION NOTICE

TO: ALGONQUIN POWER INCOME FUND

Note: All capitalized terms used herein have the meaning ascribed thereto in the
Indenture, unless otherwise indicated.

The undersigned registered Debentureholder of 6.20% Convertible Unsecured
Subordinated Debentures bearing Certificate No. ____ irrevocably elects to convert such Debentures (or principal $______________ amount thereof) in accordance with the terms of the Indenture and tenders herewith the Debentures, and, if applicable, directs that the Trust Units of Algonquin Power Income Fund issuable upon a conversion be issued and delivered to the person indicated
below.

-------------------------------------------------------------------------------
Dated:                                 (Signature of Registered Debentureholder

If less than the full principal amount of this Debenture, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

NOTE: If Trust Units are to be issued in the name of a person other than the
Debentureholder, (A) the signature must be guaranteed by a Canadian Schedule 1 chartered bank, a major Canadian trust company or a member of a recognized
Medallion Guarantee program and (B) all requisite transfer taxes must be tendered by the undersigned.

(Print name in which Trust Units are to be issued, delivered and registered)

--------------------------------------------------------------------------------
Name:

--------------------------------------------------------------------------------
(Address)                            (City, Province and Postal Code)

--------------------------------------------------------------------------------
Name of guarantor:

--------------------------------------------------------------------------------
Authorized signature:

                                   SCHEDULE "H"

                         TO THE TRUST INDENTURE BETWEEN

                           ALGONQUIN POWER INCOME FUND

                                       AND

                            CIBC MELLON TRUST COMPANY

                            FORM OF REDEMPTION NOTICE

                                   SCHEDULE "H"

                FORM OF REDEMPTION NOTICE FOR SERIES 2 DEBENTURES

                           ALGONQUIN POWER INCOME FUND
               6.20% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES
                                REDEMPTION NOTICE

To:   Debentureholders of 6.20% Convertible Unsecured Subordinated Debentures
      (the "Debentures") of Algonquin Power Income Fund (the "Trust")

Note: All capitalized terms used herein have the meaning ascribed thereto in the
      Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the Trust Indenture (the
"Indenture") dated as of July 20, 2004 as amended pursuant to a supplemental trust indenture dated as of November 10, 2006 between the Trust and CIBC Mellon
Trust Company (the "Trustee"), that the aggregate principal amount of all
Debentures outstanding (or the $____ aggregate principal amount thereof) will be redeemed as of ____ (the "Redemption Date"), upon payment of a redemption amount of $____ for each $1,000 principal amount of Debentures, being equal to the aggregate of (i) $1,000, and (ii) all accrued and unpaid interest hereon to but excluding the Redemption Date (collectively, the "Redemption Price").

The Redemption Price will be payable upon presentation and surrender of the
Debentures called for redemption at the following corporate trust office:

               CIBC Mellon Trust Company
               199 Bay Street
               Commerce Court West
               Toronto, Ontario
               M5L 1G9

               Attention: Special Projects Department

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the
Redemption Price shall not be made on presentation for surrender of such
Debentures at the above-mentioned corporate trust office on or after the
Redemption Date or prior to the setting aside of the Redemption Price pursuant to the Indenture.

[PURSUANT TO SECTION 4.6 OF THE INDENTURE, THE TRUST HEREBY IRREVOCABLY ELECTS
TO SATISFY ITS OBLIGATION TO PAY TO DEBENTUREHOLDERS THE REDEMPTION PRICE BY
ISSUING AND DELIVERING TO THE DEBENTUREHOLDERS THAT NUMBER OF FREELY TRADEABLE
TRUST UNITS OBTAINED BY DIVIDING THE AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES BY
95% OF THE CURRENT MARKET PRICE OF THE TRUST UNITS ON THE REDEMPTION DATE.

                                       -2-

NO FRACTIONAL TRUST UNITS SHALL BE DELIVERED UPON THE EXERCISE BY THE TRUST OF
THE UNIT REDEMPTION RIGHT BUT, IN LIEU THEREOF, THE TRUST SHALL PAY THE CASH
EQUIVALENT THEREOF DETERMINED ON THE BASIS OF THE CURRENT MARKET PRICE OF TRUST
UNITS ON THE REDEMPTION DATE (LESS ANY TAX REQUIRED TO BE DEDUCTED, IF ANY).

IN THIS CONNECTION, UPON PRESENTATION AND SURRENDER OF THE DEBENTURES FOR
PAYMENT ON THE REDEMPTION DATE, THE TRUST SHALL, ON THE REDEMPTION DATE, MAKE
DELIVERY TO THE TRUSTEE, AT THE ABOVE-MENTIONED CORPORATE TRUST OFFICE, FOR
DELIVERY TO AND ON ACCOUNT OF THE DEBENTUREHOLDERS, THE NUMBER OF FREELY
TRADEABLE TRUST UNITS (IN BOOK-BASED OR CERTIFICATED FORM) TO WHICH
DEBENTUREHOLDERS ARE ENTITLED AND CASH EQUAL TO ALL ACCRUED AND UNPAID INTEREST
TO THE REDEMPTION DATE TOGETHER WITH THE CASH EQUIVALENT IN LIEU OF ALL
FRACTIONAL TRUST UNITS.]

DATED:

ALGONQUIN POWER INCOME FUND,
BY ITS MANAGER,
ALGONQUIN POWER MANAGEMENT INC.

----------------------------------------
(Authorized Trustee or Officer)

                                  SCHEDULE "I"

                         TO THE TRUST INDENTURE BETWEEN

                          ALGONQUIN POWER INCOME FUND

                                       AND

                            CIBC MELLON TRUST COMPANY

                            FORM OF MATURITY NOTICE

                                  SCHEDULE "I"

                 FORM OF MATURITY NOTICE FOR SERIES 2 DEBENTURES

                           ALGONQUIN POWER INCOME FUND
              6.20% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES

                                 MATURITY NOTICE

To:   Debentureholders of 6.20% Convertible Unsecured Subordinated Debentures
      (the "Debentures") of Algonquin Power Income Fund (the "Trust")

Note: All capitalized terms used herein have the meaning ascribed thereto in the
      Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.10(b) of the Trust Indenture (the
"Indenture") dated as of July 20, 2004 as amended pursuant to a supplemental trust indenture dated as of November 10, 2006 between the Trust and CIBC Mellon
Trust Company, as trustee (the "Trustee"), that the Debentures are due and payable on November 30, 2016 (the "Maturity Date") and the Trust hereby advises the Debentureholders that it will deliver to Debentureholders that number of
Freely Tradeable Trust Units equal to the number obtained by dividing the aggregate principal amount of such Debentures by 95% of the Current Market Price of Trust Units on the Maturity Date. In the event that the Trust elects to issue and deliver Trust Units as aforesaid, upon presentation and surrender of the
Debentures, the Trust shall pay or cause to be paid in cash to the
Debentureholder all accrued and unpaid interest to the Maturity Date, together with the cash equivalent representing fractional Trust Units, and shall, on the
Maturity Date, send to the Trustee Freely Tradeable Trust Units (in book-based or certificated form) to which the Debentureholder is entitled.

DATED:

ALGONQUIN POWER INCOME FUND,
BY ITS MANAGER,
ALGONQUIN POWER MANAGEMENT INC.

----------------------------------------
(Authorized Trustee or Officer)

                                  SCHEDULE "J"

                         TO THE TRUST INDENTURE BETWEEN

                          ALGONQUIN POWER INCOME FUND

                                       AND

                            CIBC MELLON TRUST COMPANY

                          FORM OF NOTICE OF CONVERSION

                                  SCHEDULE "J"

              FORM OF NOTICE OF CONVERSION FOR SERIES 2 DEBENTURES

                                CONVERSION NOTICE

To: ALGONQUIN POWER INCOME FUND

Note: All capitalized terms used herein have the meaning ascribed thereto in the
      Trust Indenture mentioned below, unless otherwise indicated.

The undersigned registered Debentureholder of 6.20% Convertible Unsecured
Subordinated Debentures bearing Certificate No. _____ irrevocably elects to convert such Debentures (or $_____ principal amount thereof*) in accordance with the terms of the Trust Indenture dated as of July 20,2004 as amended pursuant to a supplemental trust indenture dated as of November 10, 2006 between the Trust and CIBC Mellon Trust Company and tenders herewith the Debentures, and, if applicable, directs that the Trust Units issuable upon a conversion be issued and delivered to the person indicated below.

Dated:
       ------------------------------   ----------------------------------------
                                        (Signature of Registered
                                        Debentureholder)

*    If less than the full principal amount of the Debentures, indicate in the space provided the principal amount which must be $1,000 or integral multiples thereof.

NOTE: If Trust Units are to be issued in the name of a Person other than the
      Debentureholder, (A) the signature must be guaranteed by a Canadian
      Schedule 1 chartered bank, a major Canadian trust company or a member of a recognized Medallion Guarantee program and (B) all requisite transfer taxes must be tendered by the undersigned.

(Print name in which Trust Units are to be issued, delivered and registered)

-------------------------------------    ---------------------------------------
(Address)                                (City, Province and Postal Code)
Name of guarantor:
Authorized signature:

                                   SCHEDULE"K"

                         TO THE TRUST INDENTURE BETWEEN

                          ALGONQUIN POWER INCOME FUND

                                       AND

                            CIBC MELLON TRUST COMPANY

                           FORM OF PUT EXERCISE NOTICE

                                  SCHEDULE "K"

                         FORM OF NOTICE OF PUT EXERCISE

                               PUT EXERCISE NOTICE

To: ALGONQUIN POWER INCOME FUND

Note: All capitalized terms used herein have the meaning ascribed thereto in the
      Trust Indenture mentioned below, unless otherwise indicated.

The undersigned registered Debentureholder of 6.20% Convertible Unsecured
Subordinated Debentures bearing Certificate No. _____ irrevocably elects to put such Debentures (or $_____ principal amount thereof*) to Algonquin Power Income
Fund ("Trust") to be purchased by the Trust on _____ (the "Put Date") in accordance with the terms of the Trust Indenture dated as of July 20, 2004 as amended pursuant to a supplemental trust indenture dated as of November 10, 2006 between the Trust and CIBC Mellon Trust Company at a price of $1,010 for each
$1,000 principal amount of Debentures plus all accrued and unpaid interest hereon to, but excluding, the Put Date (collectively, the "Total Put Price") and tenders herewith the Debentures.

Dated:
       ------------------------------   ----------------------------------------
                                        (Signature of Registered
                                        Debentureholder)

*    If less than the full principal amount of the Debentures, indicate in the space provided the principal amount which must be $1,000 or integral multiples thereof.

The Total Put Price will be payable upon presentation and surrender of the
Debentures with this form on or after the Put Date at the following corporate trust office:

     CIBC Mellon Trust Company
     199 Bay Street
     Commerce Court West
     Toronto, Ontario
     M5L 1G9

     Attention: Special Projects Department

The interest upon the principal amount of Debentures put to the Trust shall cease to be payable from and after the Put Date unless payment of the Total Put
Price shall not be made on presentation for surrender of such Debentures at the above mentioned corporate trust office on or after the Put Date or prior to the setting aside of the Total Put Price pursuant to the Trust Indenture.